Exhibit 10.22

AMAG PHARMACEUTICALS, INC.

Restricted Stock Unit Agreement

AMAG Pharmaceuticals, Inc. (the “Company”) hereby enters into this Restricted Stock Unit Agreement, dated as of the date set forth below, with the Recipient named herein (the “Agreement”) and grants to the Recipient the Restricted Stock Units (“RSUs”) specified herein pursuant to its Second Amended and Restated 2007 Equity Incentive Plan, as amended and in effect from time to time.  The Terms and Conditions attached hereto are also a part hereof.

Name of recipient (the “Recipient”):	[Name of Recipient]

Date of this RSU grant (“Grant Date”):	[Date of Grant]

Number of shares of the Company’s Common Stock (the “Underlying Shares”) underlying the equivalent number of restricted stock units (the “RSUs”) granted pursuant to this Agreement:	[Number]

Number of RSUs that are vested on the Grant Date:	- 0 -

Number of RSUs that are unvested on the Grant Date:	[Number]

Vesting Schedule:

50% of the RSUs shall vest on the first anniversary of the Grant Date, 25% of the RSUs shall vest on the second anniversary of the Grant Date, and the remaining 25% of the RSUs shall vest on the third anniversary of the Grant Date as follows:

XXXX shares will vest on XXXXXX, 2012

XXXX shares will vest on XXXXXX, 2013

XXXX shares will vest on XXXXXX, 2014

AMAG PHARMACEUTICALS, INC.
Signature of Recipient

[Name]	By:
[Address]		Name:
Title:

AMAG PHARMACEUTICALS, INC.

Restricted Stock Unit Agreement — Terms and Conditions

AMAG Pharmaceuticals, Inc. (the “Company”) agrees to award to the recipient specified on the cover page hereof (the “Recipient”), and the Recipient agrees to accept from the Company, the number of restricted stock units (the “RSUs”) specified on the cover page hereof representing an equivalent number of shares of the Company’s Common Stock (the “Underlying Shares”), on the following terms:

1.           Grant Under Plan.  This Restricted Stock Unit Agreement (the “Agreement”) is made pursuant to and is governed by the Company’s Second Amended and Restated 2007 Equity Incentive Plan, as amended and in effect from time to time (the “Plan”), and, unless the context otherwise requires or except as defined herein, capitalized terms used herein shall have the same meanings as in the Plan.

2.                                Vesting if Business Relationship Continues.

(a)           Vesting Schedule.

(1)         If the Recipient has maintained continuously a Business Relationship with the Company through each date specified on the cover page hereof, a portion of the RSUs shall vest on such date in such amounts as are set forth opposite such date on the cover page hereof.

(2)         In the event that (i) the Company terminates the Recipient’s Business Relationship other than for death, disability or Cause; (ii) the Recipient complies fully with all of his or her obligations under all agreements between the Company and the Recipient; and (iii) the Recipient executes, delivers to the Company, within 60 days of the termination of the Recipient’s Business Relationship, and does not revoke a general release (in a form acceptable to the Company) releasing and waiving any and all claims that the Recipient has or may have against the Company, its directors, officers, employees, agents, successors and assigns with respect to the Recipient’s Business Relationship (other than any obligation of the Company set forth herein or the Employment Agreement which specifically survives the termination of the Recipient’s Business Relationship or employment, as applicable), then the next regularly scheduled vesting date after the termination of the Recipient’s Business Relationship (the “Upcoming Vesting Date”) shall immediately be accelerated and the RSUs scheduled to vest on the Upcoming Vesting Date shall immediately become vested; provided, that no additional RSUs scheduled to vest after such Upcoming Vesting Date shall become vested RSUs under any circumstances with respect to the Recipient and any such unvested RSUs shall be forfeited.  Notwithstanding anything to the contrary herein, if the RSUs constitute deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and other guidance thereunder and any state law of similar effect (collectively, “Section 409A”), and the sixty (60) day period in which the Recipient must execute the release begins in one calendar year and ends in another, the Underlying Shares shall be issued in the later calendar year.  Nothing contained in this Section 2(a)(2) shall override any provisions in the Recipient’s Employment Agreement, if any, of any Company policy with respect to the acceleration of vesting of any equity incentives upon a Change of Control or upon a termination of the Recipient’s employment following a Change of Control, which shall continue to apply.

(3)         If the Recipient’s Business Relationship is terminated by the Company for death, disability or Cause, no additional RSUs shall become vested RSUs under any circumstances with respect to the Recipient and any unvested RSUs shall be forfeited.

(4)         Any determination under this Agreement as to Business Relationship status or other matters referred to above shall be made in good faith by the Board, whose decision shall be final and binding on all parties.

“Business Relationship” means service to the Company or its successor in the capacity of an employee, officer, or director.

“Cause” shall mean any of: (i) fraud, embezzlement or theft against the Company or any of its affiliates; (ii) conviction of, or a plea of guilty or no contest to, a felony; (iii) willful nonperformance (other than by reason of illness) of the material duties of Recipient; or (iv) commission of an act of gross negligence, willful misconduct or any other act with willful disregard for the Company’s best interests.

“Change of Control” shall mean the first to occur of any of the following: (a) any “person” or “group” (as defined in the Securities Exchange Act of 1934, as amended) becomes the beneficial owner of a majority of the combined voting power of the then outstanding voting securities with respect to the election of the Board of Directors of the Company; (b) any merger, consolidation or similar transaction involving the Company, other than a transaction in which the stockholders of the Company immediately prior to the transaction hold immediately thereafter in the same proportion as immediately prior to the transaction not less than 50% of the combined voting power of the then voting securities with respect to the election of the Board of Directors of the resulting entity; (c) any sale of all or substantially all of the assets of the Company; or (d) any other acquisition by a third party of all or substantially all of the business or assets of the Company, as determined by the Board of Directors, in its sole discretion

(b)           Termination of Business Relationship.  For purposes hereof, a Business Relationship shall not be considered as having terminated during any military leave, sick leave, or other leave of absence if approved in writing by the Company and if such written approval, or applicable law, contractually obligates the Company to continue the Business Relationship of the Recipient after the approved period of absence (an “Approved Leave of Absence”).  In the event of an Approved Leave of Absence, vesting of RSUs shall be suspended (and all subsequent vesting dates shall be postponed by the length of the period of the Approved Leave of Absence) unless otherwise provided in the Company’s written approval of the leave of absence that specifically refers to this Agreement.  For purposes hereof, a Business Relationship shall include a consulting arrangement between the Recipient and the Company that immediately follows termination of employment, but only if so stated in a written consulting agreement executed by the Company that specifically refers to this Agreement.

(c)           Acceleration.  The Board may at any time provide that the RSUs awarded pursuant to this Agreement shall become immediately exercisable in full or in part, shall be free of some or all restrictions, or otherwise realizable in full or in part, as the case may be, despite the fact that the foregoing actions may cause the application of Sections 280G and 4999 of the Code if a change in control of the Company occurs.

3.             Issuance of Underlying Shares.  With respect to any RSUs that become vested RSUs pursuant to Section 2, subject to Sections 5, 6 and 8, the Company shall issue to the Recipient, as soon as practicable following the applicable vesting date (as specified on the cover page hereof with respect to any RSUs that become vested pursuant to Section 2(a)(1) and as specified in Section 2(a)(2) with respect to any RSUs that become vested pursuant to Section 2(a)(2), if applicable), the number of Underlying Shares equal to the number of RSUs vesting on such vesting date, provided that, if the vesting date of any portion of the RSUs shall occur during either a regularly scheduled or special “blackout period” of the Company wherein Recipient is precluded from selling shares of the Company’s Common Stock, the receipt of the corresponding Underlying Shares issuable with respect to such vesting date pursuant to this Agreement shall be deferred until after the expiration of such blackout period, unless such Underlying Shares are covered by a previously established Company-approved 10b5-1 plan of the Recipient, in which case the Underlying Shares shall be issued in accordance with the terms of such 10b5-1 plan.  The Underlying Shares the receipt of which was deferred as provided above shall be issued to Recipient as soon as practicable after the expiration of the blackout period.  Notwithstanding the above, subject to Section 8, (i) in no event may the Underlying Shares with respect to any RSUs that become vested pursuant to Section 2(a)(1) be issued to the Recipient later than the later of: (a) December 31st of the calendar year in which vesting occurs, or (b) the fifteenth (15th) day of the third calendar month following such vesting date, and (ii) in no event may the Underlying Shares with respect to any RSUs that become vested pursuant to Section 2(a)(2) be issued to the Recipient later than the 90th day following the Recipient’s Separation from Service; provided that the Recipient acknowledges and agrees that if the Underlying Shares are issued to the Recipient pursuant to this sentence while either a regularly scheduled or special “blackout period” is still in effect with respect to the Company or the Recipient, neither the Company nor the Recipient may sell any shares of the Company’s Common Stock to satisfy any Tax Obligations except in compliance with the Company’s insider trading policies and requirements and applicable laws.  The form of such issuance (e.g., a stock certificate or electronic entry evidencing such Underlying Shares) shall be determined by the Company.

4.             Restrictions on Transfer.  The Recipient shall not sell, assign, transfer, pledge, encumber or dispose of all or any of his or her RSUs.  Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, the Recipient may designate a third party who, in the event of the Recipient’s death, shall thereafter be entitled to receive any distributions of Underlying Shares to which the Recipient is entitled at the time of his or her death pursuant to this Agreement.

5.             Compliance with Law.  The Recipient’s Award, and the issuance of the Underlying Shares pursuant to the Award, must comply with all applicable laws and regulations governing the Award, and with the applicable regulations of any stock exchange on which the Underlying Shares may be listed for trading at the time of issuance.  The Company shall not issue the Underlying Shares to the Recipient if the Company determines that such issuance would not be in material compliance with all applicable laws and regulations (in which case issuance of the Underlying Shares shall occur at the earliest date at which the Company determines that delivery of the Underlying Shares will not cause any such violation or non-compliance).

6.             Withholding Taxes.  All grants made pursuant to this Agreement shall be subject to withholding of all applicable federal, state, local and foreign income, employment, payroll, social insurance or other taxes resulting from the issuance or vesting of the RSUs or the delivery of the Underlying Shares (the “Tax Obligations”).  The Recipient agrees to pay to the Company, or otherwise make adequate provisions satisfactory to the Company for the payment of, any sums required to satisfy the Tax Obligations at the time such Tax Obligations arise.  The Company may, in its discretion, and the Recipient hereby agrees that and authorizes the Company on its behalf to, withhold, sell, and/or arrange for the sale of such number of Underlying Shares otherwise issuable to the Recipient pursuant to this Agreement as deemed necessary by the Company, in its sole discretion, to ensure that the Tax Obligations can be satisfied, including the right to sell shares having a fair market value greater than the Tax Obligations; provided, however, that for this purpose the Tax Obligations shall be computed based on the minimum statutory withholding rates for federal, state, local, and foreign income and employment tax purposes; provided, further, however, that if the Company decides to satisfy the Tax Obligations by withholding shares otherwise issuable hereunder (rather than by selling or arranging for the sale of shares on behalf of the Recipient), the Company shall not withhold shares having a fair market value greater than the Tax Obligations.  The Recipient further agrees that, if the Company elects not to withhold, sell, or arrange for the sale of the amount of Underlying Shares sufficient to satisfy the full amount of the Tax Obligations, the Company may withhold such shortfall in cash from wages or other remuneration or the Recipient will deliver to the Company, in cash, the amount of such shortfall.  The Recipient further agrees that the Recipient shall not sell any of the Underlying Shares during the period of time that the Company is acting on the Recipient’s behalf to withhold, sell, and/or arrange for the sale of the number of Underlying Shares necessary to satisfy the Recipient’s Tax Obligations.  Notwithstanding the preceding sentences, the Recipient may, by written notice to the Company at least ten business days before the applicable vesting date specified on the cover page hereof, elect to pay in cash the applicable Tax Obligations, or make other appropriate provisions acceptable to the Company for the payment of the applicable Tax Obligations, including the withholding from any payroll or other amounts due to the Recipient.  The Company may refuse to issue the Underlying Shares if the Recipient fails to comply with his or her obligations in connection with the Tax Obligations as described in this Section.

Recipient further agrees to take any further actions and execute any additional documents as may be necessary to effectuate the provisions of this Section 6 and the Recipient hereby grants the Company a irrevocable power of attorney to sign such additional documents on the Recipient’s behalf if the Company is unable after reasonable efforts to obtain Recipient’s signature on such additional documents.  This power of attorney is coupled with an interest and is irrevocable by the Recipient.

7.             Provision of Documentation to Recipient.  By signing the cover page of this Agreement, the Recipient acknowledges receipt of a copy of this entire Agreement, a copy of the Plan, and a copy of the Plan’s related prospectus.

8.             Section 409A of the Internal Revenue Code.  The RSUs granted hereunder are intended to avoid the potential adverse tax consequences to the Recipient of Section 409A, and the Board may make such modifications to this Agreement as it deems necessary or advisable to avoid such adverse tax consequences.  If the RSUs constitute deferred compensation subject to Section 409A, any issuance of Underlying Shares under this Agreement because of a termination of the Business Relationship (i) will only occur if such termination is also a “separation from service” (as such term is defined in Treasury Regulation Section 1.409A-1(h)) under Section 409A (“Separation from Service”), and (ii) will be delayed until the earlier of (a) the date that is six months and one day after the Recipient’s Separation from Service or (b) the date of the Recipient’s death if the Recipient is, upon such Separation from Service, a “specified employee” of the Company or any successor entity thereto, as such term is defined in Section 409A(a)(2)(B)(i) of the Code.

9.             Rights as Stockholder.  The Recipient shall have no voting or any other rights as a stockholder of the Company with respect to any RSUs covered by this Agreement until the issuance of the Underlying Shares.

10.          Miscellaneous.

(a)           Notices.  All notices hereunder shall be in writing and shall be deemed given when sent by certified or registered mail, postage prepaid, return receipt requested, if to the Recipient, to the address set forth on the cover page hereof or at the address shown on the records of the Company, and if to the Company, to the Company’s principal executive offices, attention of the Corporate Secretary.

(b)           Entire Agreement; Modification.  This Agreement constitutes the entire agreement between the parties relative to the subject matter hereof, and supersedes all proposals, written or oral, and all other communications between the parties relating to the subject matter of this Agreement.  This Agreement may be modified, amended or rescinded only by a written agreement executed by both parties signatories to this Agreement.  In the event of a conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

(c)           Fractional RSUs or Underlying Shares.  All fractional RSUs or Underlying Shares resulting from the adjustment provisions contained in the Plan shall be rounded down to the nearest whole unit or share.

(d)           Severability.  The invalidity, illegality or unenforceability of any provision of this Agreement shall in no way affect the validity, legality or enforceability of any other provision.

(e)           Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, subject to the limitations set forth herein.

(f)            Governing Law.  This Agreement shall be governed by and interpreted in accordance with the laws of Delaware without giving effect to the principles of the conflicts of laws thereof.

(g)           No Obligation to Continue Business Relationship.  Neither the Plan, nor this Agreement, nor any provision hereof imposes any obligation on the Company to continue a Business Relationship with the Recipient.

(h)           For purposes of Sections 2, 6 and 10(g), the “Company” shall mean the Company as defined in Section 9(a) of the Plan.